UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 12, 2026
Date of Report (Date of earliest event reported)

Sempra
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California 92101	(619) 696-2000
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Common Stock, without par value	SRE	New York Stock Exchange
Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 12, 2026, Sempra completed the sale of a 45% equity interest in Sempra Infrastructure Partners, LP (“SI Partners”) to entities owned by affiliates of Kohlberg Kravis Roberts & Co. L.P. and indirect co-investor Canada Pension Plan Investment Board (collectively, the “KKR Partners”). On the closing date, Sempra received $4.56 billion in cash proceeds as part of the purchase price, subject to post-closing adjustments.
The remainder of the purchase price will be paid to Sempra under promissory notes and other instruments as follows:
▪$4.14 billion plus interest compounded quarterly at 7.5% per annum through maturity on December 31, 2027 (totaling $4.51 billion with principal and interest) under instruments supported by equity commitment letters from investors in the KKR Partners, pursuant to which such investors have committed, subject to the terms thereof, to fund amounts required to satisfy the payment obligations under the instruments
▪$1.20 billion plus interest compounded quarterly at 8.5% per annum before January 1, 2031 and then 10.0% per annum through maturity on February 11, 2034 (totaling $2.31 billion with principal and interest if held to maturity, which would be less if prepaid, subject to a make-whole provision for interest through December 31, 2027) under promissory notes
Sempra expects to record a gain on the sale of approximately $2.80 billion to $3.30 billion ($2.00 billion to $2.40 billion after tax), subject to post-closing adjustments. Additionally, Sempra expects to recognize approximately $450 million to $550 million ($325 million to $400 million after tax) for additional costs associated with the transaction. More information about the calculation of the gain on sale and the additional costs associated with the transaction is described in Sempra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the Securities and Exchange Commission on November 5, 2026 (the “Q3 2026 Form 10-Q”).
These estimates are preliminary and based on information available as of the date of this report. The actual gain and costs associated with the transaction could differ, potentially materially, from these estimates.
At the closing, Sempra, the KKR Partners and ADIA entered into an amended and restated limited partnership agreement of SI Partners. The principal terms of this limited partnership agreement are described in the Q3 2026 Form 10-Q.
Following the sale, the KKR Partners own 65% of SI Partners, Sempra retained a 25% interest and ADIA retained a 10% interest. As a result of Sempra’s loss of a controlling financial interest in SI Partners, it has deconsolidated SI Partners effective November 12, 2026 and accounts for its 25% interest in SI Partners under the equity method within its existing Sempra Infrastructure segment.
The foregoing description of the purchase and sale agreement is a summary. Additional information about this agreement and the transactions contemplated thereby is provided in Sempra’s Current Report on Form 8-K filed on September 23, 2025 and the Q3 2026 Form 10-Q, the relevant portions of which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 9, 2026, Sempra reported that its Board of Directors had appointed Justin C. Bird as Executive Vice President and Chief Financial Officer of Sempra, with such appointment to be effective on or around the completion of the sale described above in Item 8.01. As a result of the closing described above, Mr. Bird’s appointment date will be November 13, 2026.
Mr. Bird will assume the Chief Financial Officer role from Karen L. Sedgwick, who has been appointed as the Chief Executive Officer of Southern California Gas Company, a subsidiary of Sempra, with the same effective date.

Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.
In this report, forward-looking statements can be identified by words such as "believe," "expect," "intend," "anticipate," "contemplate," "plan," "estimate," "project," "forecast," "envision," "should," "could," "would," "will," "confident," "may," "can,"

"potential," "possible," "proposed," "in process," "construct," "develop," "opportunity," "preliminary," "pro forma," "strategic," "initiative," "target," "outlook," "optimistic," "poised," "positioned," "maintain," "continue," "progress," "advance," "goal," "aim," "commit," or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.
Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault, any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the wildfire fund continuation account established by California Senate Bill 254, rates from customers or a combination thereof, and the absence of legislative reform regarding wildfire liabilities; decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), U.S. Department of Energy, Electric Reliability Council of Texas, Inc., U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S. and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to, as applicable, (i) being able to reach a positive final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies; the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) with respect to San Diego Gas & Electric Company’s (SDG&E) and Southern California Ga Company’s (SoCalGas) businesses, the cost of meeting the demand for lower carbon and reliable energy in California; the impact of air quality and climate-related policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability and reliability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC's (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor's independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra's website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.
Sempra Infrastructure Partners and its subsidiaries, and the Sempra Texas utilities (Oncor and Sharyland Utilities) are not the same companies as the Sempra California utilities, SDG&E or SoCalGas, nor are they regulated by the CPUC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: November 12, 2026	By: /s/ Dyan Z. Wold
Dyan Z. Wold Vice President, Controller and Chief Accounting Officer